UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2019

INVESTORS REAL ESTATE TRUST

(Exact name of registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60, Post Office Box 1988, Minot, ND 58702-1988

(Address of principal executive offices, including zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	IRET	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	IRET-C	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2019, Investors Real Estate Trust (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc. and Robert W. Baird & Co. Incorporated (each, an “Agent” and collectively, the “Agents”). Pursuant to the terms of the Agreement, the Company may offer and sell its common shares of beneficial interest, no par value per share, from time to time through or to the Agents, acting as sales agents or principals, up to an aggregate sales price of $150,000,000 (the “Shares”).

Under the Agreement, the Company will designate the minimum price and maximum number of Shares to be sold through the Agents on any given trading day or over a specified period of trading days, and the Agents will use commercially reasonable efforts to sell the Shares on such days, subject to certain conditions. Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed upon by one or more of the Agents and the Company. The Company may also agree to sell Shares to one or more of the Agents, as principal for its or their own account, on terms agreed by the Company and such Agent(s) in a separate agreement at the time of sale. The Company will pay each Agent a commission of up to 2% of the gross sales price per Share for any Shares sold through such Agent, as the Company’s agent under the Agreement.

The Company is not obligated to sell and the Agents are not obligated to buy or sell any of the Shares under the Agreement. No assurance can be given that the Company will sell any of the Shares under the Agreement, or, if it does, as to the price or amount of Shares that it sells, or the dates when such sales will take place.

The Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-220378), which was filed with the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

An affiliate of BMO Capital Markets Corp. is the administrative agent and a lender under the Company’s credit facility, and an affiliate of Raymond James & Associates, Inc. is also a lender under the Company’s credit facility. Accordingly, such affiliates will receive net proceeds from the offering of the Shares to the extent that the Company uses any net proceeds to repay borrowings under the credit facility. Some or all of the Agents or their affiliates have provided and in the future may provide investment banking, commercial banking or other financial services, including providing credit facilities or other borrowings, to the Company in the ordinary course of business for which they have received and may in the future receive compensation.

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Agreement, see the disclosure under the caption “Plan of Distribution (Conflicts of Interest)” contained in the Company’s Prospectus Supplement dated November 7, 2019 to the Prospectus dated September 7, 2017, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

A copy of the opinion of Dorsey & Whitney LLP, relating to the legality of the Shares, is filed as Exhibit 5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

A copy of the opinion of Hunton Andrews Kurth LLP, relating to tax matters, is filed as Exhibit 8.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits to the Registration Statement are being filed with this report:

Exhibit Number	Description
1.1	Equity Distribution Agreement dated November 7, 2019 between the Company and BMO Capital Markets Corp., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc. and Robert W. Baird & Co. Incorporated
5.1	Opinion of Dorsey & Whitney LLP
8.1	Opinion of Hunton Andrews Kurth LLP
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)
23.2	Consent of Hunton Andrews Kurth LLP (contained in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: November 7, 2019	By:	/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
President and Chief Executive Officer